Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the Common Stock of Enterprise Informatics, Inc., dated as of May 12, 2008, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Act.

Date: May 12, 2008	ERP2 Holdings, LLC

	By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Majority Manager

Southpaw Credit Opportunities Master Fund LP

	By:	Southpaw GP LLC,
its general partner

	By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Managing Member

Southpaw Asset Management LP

	By:	Southpaw Holdings LLC,
its general partner

	By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Managing Member

Southpaw Holdings, LLC

	By:	/s/ Kevin Wyman
Name: Kevin Wyman
Title: Managing Member

By:	/s/ Kevin Wyman
Kevin Wyman

By:	/s/ Howard Golden
Howard Golden